CoBon Energy, L.L.C.
1145 E. South Union Ave.
Midvale, UT 84047

December 31, 1996

                                                Via Telecopy      (801) 768-4483
                                                                  (801) 766-1979

Covol Technologies, Inc.
Attn: Brent M. Cook
3280 No. Frontage Rd.
Lehi, Utah  84043

         Re: Modification to Project Development Agreement and License Agreement

Dear Brent:

         This letter confirms our discussions and further agreements this morning regarding Covol's licensure of Coal Technology to Pace Carbon as described in our December 30, 1996 Project Development Agreement ("Agreement") and shall constitute a further amendment to the parties' License Agreement. Pace has proposed a licensing arrangement to Covol that involves CoBon's right to the development of the Pace projects, a copy of which is attached hereto as Exhibit "A".

         CoBon has agreed and will agree to accept in lieu of the payment of the Sub-License, Royalty and Tax Credit fees described in the Agreement as follows:

         License Royalty Fees (see Section 4.2 of License Agreement) to be paid to Covol by CoBon for purposes of the Pace projects only shall be modified as follows: Covol agrees to grant the License for the first 500,000 tons of annual production capacity for CoBon developed facility(ies) free of any License Royalty Fee payment. CoBon shall nevertheless pay Covol a one time License Royalty Fee of * in U.S. dollars per ton for all annual production capacity in the range of 500,001 to 1,500,000 tons. In other words, CoBon shall retain the entire * per ton license fee proposed and to be paid by Pace to Covol to the extent the Pace projects are determined by CoBon to fall within the initial 500,000 ton development block and shall retain * of the * per ton license fee proposed and to be paid by Pace to Covol to the extent the Pace projects are determined by CoBon to fall within the 500,001 to 1,500,000 ton development block.

         In addition, with regard to the Pace projects, CoBon shall accept a royalty fee of * multiplied by the total MMBtu content of the extrusions and briquettes produced and sold by that project that qualifies for Section 29 tax credits under the agreement between Covol and Pace which is expected to be executed later today.

* Confidential material has been omitted from this Exhibit and filed separately with the Commission.

         For purposes hereof, CoBon shall treat the Pace developed capacity (i) as within the first block of the License Agreement if CoBon develops and/or licenses no other facilities; (ii) as within the second block of the License Agreement if CoBon develops and/or licenses facilities in a capacity range up to 500,000 tons; and (iii) as within the third block of the License Agreement if CoBon develops and/or licenses facilities in a capacity range up to 1,000,000. The other terms of the Agreement shall still apply.

         All payments of the aforesaid consideration shall come from the first 500,000 of production capacity available from the Pace projects and shall be paid directly to CoBon by Pace and shall not be subject to any claims or liens of Covol or its existing or future creditors. Covol shall execute such documents and make such legal arrangements as may be necessary to effectuate the parties' intent to insure CoBon's right to payment shall not be subject to such claims or liens and that the same shall be free and clear thereof. Payments to CoBon shall be timely made as required under the Covol/Pace agreement to be executed hereafter and as referenced in Exhibit "A".

         CoBon shall waive any right it may have to the aforesaid Sub-License, Royalty and Tax Credit Fees under the Agreement in lieu of receiving the consideration referenced herein.

         Please acknowledge your receipt and agreement to the foregoing terms in the space provided below and return a signed copy to me immediately.

                                             Cordially,

                                             /s/ Steven Nash
                                             -------------------
                                             Steven Nash



Acknowledgement and Consent

/s/ Brent Cook
-----------------------------
Brent M. Cook, President
CoVol Technologies, Inc.

Dated